                                                           Exhibit No. EX-99.a.2

                            CERTIFICATE OF SECRETARY
                                       of
                                THE OLSTEIN FUNDS

                               RESOLUTIONS ADDING
                    THE OLSTEIN STRATEGIC OPPORTUNITIES FUND
                SERIES OF THE TRUST AND ITS TWO CLASSES OF SHARES

     Pursuant to Article V,  Section 9 of the By-Laws of The  Olstein  Funds,  a
Delaware statutory trust (the "Trust"),  the undersigned does hereby certify the following:

     1.   He is a duly elected, qualified and acting Secretary of the Trust.

     2.   Attached  hereto,  having the status of the  amendment  to the Trust's
          Agreement  and  Declaration  of Trust  effective  March 31,  1995 (the
          "Declaration"),  pursuant  to  Article  III,  Sections  1 and 6 of the
          Declaration, is a true and complete copy of the resolutions adopted by the Board of Trustees of the Trust (the "Resolutions") with respect to
          the   authorization   and   designation   of  The  Olstein   Strategic
          Opportunities  Fund  series  of the  Trust  ("the  Fund")  and its two separate classes of shares, Class A shares and Class C shares.

     3.   The  Resolutions  were  unanimously  adopted by the  Trust's  Board of
          Trustees at a meeting  duly  called and held on  February  23, 2006 at
          which  a  quorum  was  present  and  acting   throughout  and,  unless
          subsequently  amended  by  resolutions  duly  adopted  by the Board of
          Trustees  of the Trust,  have  remained in full force and effect as of the date hereof.

     IN WITNESS  WHEREOF,  the  undersigned  has caused this  certificate  to be signed on this 9th day of June, 2006.

                                                /s/Erik K. Olstein
                                                Erik K. Olstein, Secretary
                                                The Olstein Funds

           Resolutions Effective as of February 23, 2006 and Amending
                     the Agreement and Declaration of Trust
                  of The Olstein Funds effective March 31, 1995
                pursuant to Article III, Sections 1 and 6 thereof

                                  DESIGNATING:

                          ONE (1) NEW SERIES OF SHARES
                                  KNOWN AS THE
                    THE OLSTEIN STRATEGIC OPPORTUNITIES FUND

                                       AND

 TWO (2) NEW CLASSES OF SHARES DESIGNATED AS CLASS A SHARES AND CLASS C SHARES OF THE NEW SERIES

Creation of the "New Fund" Series

     RESOLVED,  that in accordance with Article III,  Section 1 of the Agreement and Declaration of Trust of The Olstein Funds (the "Declaration"), an additional series of shares be, and it hereby is, established and designated,  for purposes of this resolution, as the "New Fund"; and it is further

     RESOLVED,  that an unlimited number of shares of beneficial interest,  each with a par value of $0.001, are hereby allocated to the New Fund Series.

Creation of the Classes of the New Fund

     RESOLVED,   that  in  accordance  with  Article  III,   Section  1  of  the
Declaration,  two  separate  classes  of shares of the New Fund  series  be, and hereby are, established and designated,  for purposes of this resolution, as the
"New Fund-Class A" shares and the "New Fund- Class C" shares (together, the "New
Classes"); and it is further

     RESOLVED,  that an unlimited number of shares of beneficial  interest with, each with a par value of $0.001, are hereby allocated to such New Classes.

Designation of Rights and Preferences of New Fund Series and New Classes

     RESOLVED, that the shares of the New Fund Series and New Classes shall have the same relative  rights and  preferences  as other shares of The Olstein Funds
(the  "Trust")  as set forth in  Article  III,  Section 6 of the  Agreement  and
Declaration of Trust; and it is further

     RESOLVED,  that each  share of a series  (or class of such  series)  of the
Trust shall  represent a  proportionate  interest in, and have equal rights with each other share of that series (or class of such  series)  with respect to, the assets of the Trust  pertaining to that series (or class of such  series).  Such shares  shall have the same  preferences,  conversion  or other  rights,  voting powers, restrictions,  limitations as to dividends,  qualifications, or terms or conditions  of  redemption,  as set  forth in the  Declaration,  except  for the differences hereinafter set forth:

     1. The dividends and  distributions of investment  income and capital gains with respect to shares of series or classes of such series of the Trust shall be in such  amounts as may be  declared  from time to time by the Board of Trustees
(or declared and paid in accordance  with a formula  adopted by the Board),  and such  dividends and  distributions  may vary with respect to each such series or class of such series from the dividends and  distributions of investment  income and capital  gains with respect to the other series or classes of such series of the Trust, to reflect  charges of any pro rata portion of distribution  expenses paid pursuant to a Plan of Distribution  adopted by such series or class of such series,  as  applicable,  in  accordance  with Rule 12b-1  under the  Investment
Company Act of 1940, as amended (the "1940  Act")(or any  successor  thereto) (a
"Distribution Plan"), or to reflect differing allocations of the expenses of the
Trust  among the series or classes of such series and any  resultant  difference among the net asset values per share of the series or classes of such series, to such extent and for such purposes as the Board of Trustees may deem appropriate.
The  allocation  of  investment  income  and  capital  gains  and  expenses  and liabilities  of any series among its classes of shares shall be consistent  with any existing or future  Multiple  Class Plan adopted by the Trust in  accordance with Rule 18f-3 under the 1940 Act.

     2. Except as may otherwise be required by law,  pursuant to any  applicable order,  rule or  interpretation  issued  by the  U.S.  Securities  and  Exchange
Commission ("SEC"),  or otherwise,  the holders of shares of any series or class of such series of the Trust shall have (i) exclusive  voting rights with respect to any matter  submitted to a vote of shareholders  that affects only holders of shares of that series or class of such series,  including,  without  limitation, the provisions of any  Distribution  Plan applicable to shares of that series or class of such series,  and (ii) no voting rights with respect to the  provisions of any  Distribution  Plan  applicable  to any other series of the Trust or with regard to any other matter submitted to a vote of shareholders that does not now or in the  future  affect  holders  of  shares  of that  series or class of such series.